Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2012 Third Quarter Results

Q3 2012 Net Income of $21.7 million, or $0.05 per diluted share
Q3 2012 Net New Orders up 29% and Backlog up 64% vs. Q3 2011

IRVINE, CALIFORNIA, October 25, 2012.  Standard Pacific Corp. (NYSE: SPF) today announced results for the third quarter ended September 30, 2012.

2012 Third Quarter Highlights and Comparisons to the 2011 Third Quarter:

•	Net income of $21.7 million, or $0.05 per diluted share, vs. net loss of $6.4 million, or $0.02 per diluted share
•	Net new orders of 989, up 29%
•	Backlog of 1,394 homes, up 64%
•	156 average active selling communities, down 2%
•	Homebuilding revenues up 32%
o	Average selling price of $369 thousand, up 7%
o	861 new home deliveries, up 24%
•	Gross margin from home sales of 20.2%, compared to 15.8% (18.8%* excluding impairment charges)
•	SG&A rate from home sales of 13.6%, a 260 basis point improvement
•	$246.2 million of land purchases and development costs compared to $106.4 million
•	Adjusted Homebuilding EBITDA of $51.5 million*, or 16.2%* of homebuilding revenues, compared to $28.4 million*, or 11.7%* of homebuilding revenues
•	Homebuilding cash balance of $500 million
•	Amended undrawn revolving credit facility in October 2012 to increase capacity to $350 million

Scott Stowell, the Company’s Chief Executive Officer and President commented, “We are pleased that the positive momentum we experienced during the first half of 2012 continued into the third quarter.  We earned $21.7 million, with deliveries up 24%, orders up 29% and homebuilding revenues up 32% over the prior year period.  We are most pleased by the significant 64% year-over-year increase in the dollar value and number of homes in backlog to approximately $500 million, or 1,400 homes.  Our solid third quarter results reflect the execution of our strategy and improved housing market conditions during the quarter.”

Revenues from home sales for the 2012 third quarter increased 31%, to $317.4 million from $241.4 million, as compared to the prior year period, primarily due to a 24% increase in new home deliveries (excluding joint ventures) to 861 homes and a 7% increase in our consolidated average home price to $369 thousand.  The increase in new home deliveries was driven by a 62% increase in the number of homes in backlog at the beginning of the quarter as compared to the prior year period.

Gross margin from home sales for the 2012 third quarter increased to 20.2% compared to 15.8% (18.8%* excluding $7.2 million of inventory impairment charges) in the prior year period.  Excluding inventory impairment charges and previously capitalized interest costs, gross margin from home sales was 28.7%* for the 2012 third quarter versus 26.6%* for the 2011 third quarter.  This 210 basis point improvement was primarily attributable to a mix shift to more deliveries from higher margin communities, price increases in certain communities with higher sales absorption, and improved margins from speculative homes sold and delivered during the quarter.

The Company’s 2012 third quarter SG&A expenses (including Corporate G&A) were $43.1 million compared to $39.1 million for the prior year period, down 260 basis points as a percentage of home sale revenues to 13.6%, compared to 16.2% for the 2011 third quarter.  The improvement in the Company’s SG&A rate was primarily due to a 31% increase in revenues from home sales and the operating leverage inherent in our business.

Net new orders (excluding joint ventures) for the 2012 third quarter increased 29% from the 2011 third quarter to 989 homes.  The 29% year-over-year growth is attributable to a 32% increase in the Company’s monthly sales absorption rate, partially offset by a 2% decrease in the number of average active selling communities.    The Company’s monthly sales absorption rate for the 2012 third quarter was 2.1 per community, compared to 1.6 per community for the 2011 third quarter and 2.4 per community for the 2012 second quarter.  The 10% decrease in absorption rate from the 2012 second quarter to the 2012 third quarter is slightly better than the historical seasonality for the Company.  The Company’s cancellation rate for the 2012 third quarter was 14%, compared to 16% for the 2011 third quarter and 11% for the 2012 second quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 64% to $498.7 million, or 1,394 homes, compared to $304.8 million, or 848 homes, for the 2011 third quarter, and increased 13% compared to $439.7 million, or 1,266 homes, for the 2012 second quarter.  The increase in year over year backlog value was driven primarily by a 29% increase in net new orders and a shift to more to-be-built homes.

The Company used $72.4 million of cash in operating activities for the 2012 third quarter versus $78.5 million in the 2011 third quarter.  During the 2012 third quarter, the Company spent $246.2 million on land purchases and development costs, of which $140.8 million of cash land purchases and development costs were included in cash flows used in operating activities, compared to $106.4 million for the 2011 third quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2012 third quarter were $68.4 million* versus $27.9 million* in the 2011 third quarter.  The year over year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 31% increase in home sale revenues.

The Company purchased $206.7 million of land (3,497 homesites) during the 2012 third quarter, of which 76% (based on homesites) was located in California and 11% in Texas, with the balance spread throughout the Company’s other operations.  The Company purchased $337.3 million of land (6,259 homesites) during the nine months ended September 30, 2012, of which 47% (based on homesites) was located in California, 24% in the Carolinas, 13% in Texas and 13% in Florida, with the balance spread throughout the Company’s other operations.  As of September 30, 2012, the Company owned or controlled 30,154 homesites, of which 17,718 are owned and actively selling or under development, 6,180 are controlled or under option, and the remaining 6,256 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.7 year supply based on the Company’s deliveries for the trailing twelve months ended September 30, 2012.

Earnings Conference Call

A conference call to discuss the Company’s 2012 third quarter results will be held at 12:00 p.m. Eastern time October 26, 2012.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 811-5448 (domestic) or (913) 905-3226 (international); Passcode: 8191394. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 8191394.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 115,000 homes during its 47-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas and Colorado.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; community count; product mix; execution on our strategy; and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,		September 30,	Percentage	June 30,		Percentage
	2012		2011	or % Change	2012		or % Change
Operating Data	(Dollars in thousands)

Deliveries		861	697	24%		815	6%
Average selling price		$369	$346	7%		$337	9%
Home sale revenues		$317,389	$241,434	31%		$274,872	15%
Gross margin %		20.1%	15.8%	4.3%		20.5%	(0.4%)
Gross margin % from home sales (excluding impairments)*		20.2%	18.8%	1.4%		20.5%	(0.3%)
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*		28.7%	26.6%	2.1%		29.4%	(0.7%)
Inventory impairments and deposit write-offs	$	―	$8,959	(100%)	$	―	―
Restructuring charges	$	―	$631	(100%)	$	―	―
Incentive and stock-based compensation expense		$4,768	$4,380	9%		$4,676	2%
Selling expenses		$17,069	$12,985	31%		$16,311	5%
G&A expenses (excluding incentive and stock-based compensation
expenses and restructuring charges)		$21,284	$21,128	1%		$20,965	2%
SG&A expenses		$43,121	$39,124	10%		$41,952	3%
SG&A % from home sales		13.6%	16.2%	(2.6%)		15.3%	(1.7%)

Net new orders		989	764	29%		1,108	(11%)
Average active selling communities		156	159	(2%)		157	(1%)
Monthly sales absorption rate per community		2.1	1.6	32%		2.4	(10%)
Cancellation rate		14%	16%	(2%)		11%	3%
Gross cancellations		161	144	12%		138	17%
Cancellations from current quarter sales		67	63	6%		72	(7%)
Backlog (homes)		1,394	848	64%		1,266	10%
Backlog (dollar value)		$498,739	$304,846	64%		$439,694	13%

Cash flows (uses) from operating activities		$(72,418)	$(78,464)	8%		$(56,600)	(28%)
Cash flows (uses) from investing activities		$(95,704)	$4,254			$(5,545)	(1,626%)
Cash flows (uses) from financing activities		$348,696	$21,884	1,493%		$(11,638)
Land purchases (incl. seller financing and JV purchases)		$206,740	$74,736	177%		$96,584	114%
Adjusted Homebuilding EBITDA*		$51,523	$28,350	82%		$41,810	23%
Adjusted Homebuilding EBITDA Margin %*		16.2%	11.7%	4.5%		15.2%	1.0%
Homebuilding interest incurred		$36,112	$35,273	2%		$35,305	2%
Homebuilding interest capitalized to inventories owned		$32,604	$29,329	11%		$31,876	2%
Homebuilding interest capitalized to investments in JVs		$1,839	$1,694	9%		$1,812	1%
Interest amortized to cost of sales (incl. cost of land sales)		$27,078	$18,853	44%		$24,465	11%

	As of
	September 30,	June 30,	Percentage	December 31,	Percentage
	2012	2012	or % Change	2011	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$499,572	$317,242	57%	$438,157	14%
Inventories owned	$1,829,996	$1,605,138	14%	$1,477,239	24%
Homesites owned and controlled	30,154	27,757	9%	26,444	14%
Homes under construction	1,507	1,317	14%	940	60%
Completed specs	212	239	(11%)	383	(45%)
Deferred tax asset valuation allowance	$488,490	$499,701	(2%)	$510,621	(4%)
Homebuilding debt	$1,581,076	$1,319,682	20%	$1,324,948	19%
Stockholders' equity	$760,017	$656,624	16%	$623,754	22%
Stockholders' equity per share (including if-converted
preferred stock)*	$2.11	$1.91	10%	$1.82	16%
Total consolidated debt to book capitalization	68.5%	67.5%	1.0%	68.7%	(0.2%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	58.7%	60.4%	(1.7%)	58.7%	0.0%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$317,389	$241,434	$812,578	$589,369
Land sale revenues	1,152	359	4,537	468
Total revenues	318,541	241,793	817,115	589,837
Cost of home sales	(253,344)	(203,188)	(647,525)	(486,933)
Cost of land sales	(1,092)	(359)	(4,458)	(473)
Total cost of sales	(254,436)	(203,547)	(651,983)	(487,406)
Gross margin	64,105	38,246	165,132	102,431
Gross margin %	20.1%	15.8%	20.2%	17.4%
Selling, general and administrative expenses	(43,121)	(39,124)	(122,765)	(109,828)
Loss from unconsolidated joint ventures	(39)	(455)	(2,707)	(1,091)
Interest expense	(1,669)	(4,250)	(5,816)	(22,209)
Other income (expense)	117	(1,948)	4,708	(679)
Homebuilding pretax income (loss)	19,393	(7,531)	38,552	(31,376)
Financial Services:
Revenues	5,218	3,529	14,249	7,124
Expenses	(2,777)	(2,324)	(7,952)	(7,171)
Other income	70	42	217	98
Financial services pretax income	2,511	1,247	6,514	51
Income (loss) before income taxes	21,904	(6,284)	45,066	(31,325)
Provision for income taxes	(194)	(150)	(570)	(425)
Net income (loss)	21,710	(6,434)	44,496	(31,750)
Less: Net (income) loss allocated to preferred shareholder	(9,100)	2,780	(18,980)	13,743
Less: Net (income) loss allocated to unvested restricted stock	(22)	―	(31)	―
Net income (loss) available to common stockholders	$12,588	$(3,654)	$25,485	$(18,007)

Income (Loss) Per Common Share:
Basic	$0.06	$(0.02)	$0.13	$(0.09)
Diluted	$0.05	$(0.02)	$0.12	$(0.09)

Weighted Average Common Shares Outstanding:
Basic	204,485,294	194,311,129	198,469,130	193,686,614
Diluted	235,273,648	194,311,129	210,441,932	193,686,614

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	383,086,434	342,123,915	358,254,718	341,499,400

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$473,859	$406,785
Restricted cash	25,713	31,372
Trade and other receivables	23,668	11,525
Inventories:
Owned	1,829,996	1,477,239
Not owned	52,112	59,840
Investments in unconsolidated joint ventures	52,630	81,807
Deferred income taxes, net	2,366	5,326
Other assets	40,833	35,693
Total Homebuilding Assets	2,501,177	2,109,587
Financial Services:
Cash and equivalents	5,597	3,737
Restricted cash	1,920	1,295
Mortgage loans held for sale, net	88,136	73,811
Mortgage loans held for investment, net	9,652	10,115
Other assets	3,871	1,838
Total Financial Services Assets	109,176	90,796
Total Assets	$2,610,353	$2,200,383

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$16,458	$17,829
Accrued liabilities	179,658	185,890
Secured project debt and other notes payable	11,600	3,531
Senior notes payable	1,529,863	1,275,093
Senior subordinated notes payable	39,613	46,324
Total Homebuilding Liabilities	1,777,192	1,528,667
Financial Services:
Accounts payable and other liabilities	2,109	1,154
Mortgage credit facilities	71,035	46,808
Total Financial Services Liabilities	73,144	47,962
Total Liabilities	1,850,336	1,576,629
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at September 30, 2012 and December 31, 2011	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 215,576,688 and 198,563,273 shares
issued and outstanding at September 30, 2012 and
and December 31, 2011, respectively	2,156	1,985
Additional paid-in capital	1,325,970	1,239,180
Accumulated deficit	(564,273)	(608,769)
Accumulated other comprehensive loss, net of tax	(3,841)	(8,647)
Total Equity	760,017	623,754
Total Liabilities and Equity	$2,610,353	$2,200,383

INVENTORIES

	September 30,	December 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,301,857	$1,036,829
Homes completed and under construction	416,759	339,849
Model homes	111,380	100,561
Total inventories owned	$1,829,996	$1,477,239

Inventories Owned by Segment:
California	$1,082,181	$890,300
Southwest	378,954	302,686
Southeast	368,861	284,253
Total inventories owned	$1,829,996	$1,477,239

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$21,710	$(6,434)	$44,496	$(31,750)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	1,559	2,635	4,518	8,094
Inventory impairment charges and deposit write-offs	―	8,959	133	14,918
Other operating activities	1,798	1,343	5,838	3,901
Changes in cash and equivalents due to:
Trade and other receivables	(4,681)	(816)	(12,143)	(12,309)
Mortgage loans held for sale	(18,119)	(14,967)	(14,016)	(19,737)
Inventories - owned	(70,645)	(67,719)	(185,832)	(261,777)
Inventories - not owned	(7,191)	(4,859)	(10,690)	(17,659)
Other assets	999	(2,341)	922	(313)
Accounts payable	82	6,027	(1,371)	5,889
Accrued liabilities	2,070	(292)	(2,991)	166
Net cash provided by (used in) operating activities	(72,418)	(78,464)	(171,136)	(310,577)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(44,797)	(2,484)	(53,078)	(11,304)
Distributions of capital from unconsolidated joint ventures	10,145	7,737	11,940	7,786
Net cash paid for acquisitions	(60,752)	―	(60,752)	―
Other investing activities	(300)	(999)	(1,705)	(1,752)
Net cash provided by (used in) investing activities	(95,704)	4,254	(103,595)	(5,270)

Cash Flows From Financing Activities:
Change in restricted cash	(1,203)	3,757	5,034	(1,819)
Principal payments on secured project debt and other notes payable	(138)	(316)	(782)	(839)
Principal payments on senior subordinated notes payable	―	―	(9,990)	―
Proceeds from the issuance of senior notes payable	253,000	―	253,000	―
Payment of debt issuance costs	(8,081)	―	(8,081)	(4,575)
Net proceeds from (payments on) mortgage credit facilities	26,608	17,655	24,227	22,184
Proceeds from the issuance of common stock	75,849	―	75,849	―
Payment of common stock issuance costs	(3,913)	―	(3,913)	―
Proceeds from the exercise of stock options	6,574	788	8,321	874
Net cash provided by (used in) financing activities	348,696	21,884	343,665	15,825

Net increase (decrease) in cash and equivalents	180,574	(52,326)	68,934	(300,022)
Cash and equivalents at beginning of period	298,882	483,675	410,522	731,371
Cash and equivalents at end of period	$479,456	$431,349	$479,456	$431,349

Cash and equivalents at end of period	$479,456	$431,349	$479,456	$431,349
Homebuilding restricted cash at end of period	25,713	31,182	25,713	31,182
Financial services restricted cash at end of period	1,920	1,745	1,920	1,745
Cash and equivalents and restricted cash at end of period	$507,089	$464,276	$507,089	$464,276

REGIONAL OPERATING DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
New homes delivered:
California	363	295	23%	904	696	30%
Arizona	66	37	78%	176	115	53%
Texas	107	113	(5%)	368	285	29%
Colorado	33	25	32%	80	69	16%
Nevada	―	2	(100%)	9	12	(25%)
Florida	151	120	26%	411	293	40%
Carolinas	141	105	34%	370	276	34%
Consolidated total	861	697	24%	2,318	1,746	33%
Unconsolidated joint ventures	14	13	8%	28	27	4%
Total (including joint ventures)	875	710	23%	2,346	1,773	32%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$505	$496	2%	$489	$487	0%
Arizona	204	195	5%	206	204	1%
Texas	328	281	17%	307	290	6%
Colorado	399	307	30%	386	308	25%
Nevada	―	192	―	192	194	(1%)
Florida	256	202	27%	244	200	22%
Carolinas	241	226	7%	238	225	6%
Consolidated	369	346	7%	351	338	4%
Unconsolidated joint ventures	450	356	26%	443	409	8%
Total (including joint ventures)	$370	$347	7%	$352	$339	4%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Net new orders:
California	417	286	46%	1,169	831	41%
Arizona	61	57	7%	237	136	74%
Texas	132	117	13%	424	376	13%
Colorado	45	24	88%	113	75	51%
Nevada	―	4	(100%)	6	7	(14%)
Florida	174	154	13%	568	411	38%
Carolinas	160	122	31%	514	344	49%
Consolidated total	989	764	29%	3,031	2,180	39%
Unconsolidated joint ventures	18	7	157%	42	23	83%
Total (including joint ventures)	1,007	771	31%	3,073	2,203	39%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Average number of selling communities
during the period:
California	50	52	(4%)	51	50	2%
Arizona	5	10	(50%)	7	9	(22%)
Texas	22	22	―	20	21	(5%)
Colorado	7	5	40%	6	5	20%
Nevada	―	1	(100%)	―	1	(100%)
Florida	38	38	―	37	36	3%
Carolinas	34	31	10%	35	28	25%
Consolidated total	156	159	(2%)	156	150	4%
Unconsolidated joint ventures	1	3	(67%)	2	3	(33%)
Total (including joint ventures)	157	162	(3%)	158	153	3%

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2012		2011		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	439	$217,549	254	$145,043	73%	50%
Arizona	118	28,357	57	11,229	107%	153%
Texas	205	74,736	190	57,468	8%	30%
Colorado	66	26,406	36	12,362	83%	114%
Nevada	―	―	3	565	(100%)	(100%)
Florida	319	81,950	185	45,781	72%	79%
Carolinas	247	69,741	123	32,398	101%	115%
Consolidated total	1,394	498,739	848	304,846	64%	64%
Unconsolidated joint ventures	17	6,836	1	409	1,600%	1,571%
Total (including joint ventures)	1,411	$505,575	849	$305,255	66%	66%

	At September 30,
	2012	2011	% Change
Homesites owned and controlled:
California	9,806	9,527	3%
Arizona	1,844	1,860	(1%)
Texas	4,451	4,120	8%
Colorado	669	718	(7%)
Nevada	1,124	1,136	(1%)
Florida	8,211	6,554	25%
Carolinas	4,049	2,911	39%
Total (including joint ventures)	30,154	26,826	12%

Homesites owned	23,974	20,139	19%
Homesites optioned or subject to contract	5,605	5,392	4%
Joint venture homesites	575	1,295	(56%)
Total (including joint ventures)	30,154	26,826	12%

Homesites owned:
Raw lots	4,503	4,202	7%
Homesites under development	8,773	4,326	103%
Finished homesites	5,304	5,982	(11%)
Under construction or completed homes	2,170	1,961	11%
Held for sale	3,224	3,668	(12%)
Total	23,974	20,139	19%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	September 30, 2012	Gross Margin %	September 30, 2011	Gross Margin %	June 30, 2012	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$317,389		$241,434		$274,872
Less: Cost of home sales	(253,344)		(203,188)		(218,586)
Gross margin from home sales	64,045	20.2%	38,246	15.8%	56,286	20.5%
Add: Inventory impairment charges	―		7,230		―
Gross margin from home sales, excluding
impairment charges	64,045	20.2%	45,476	18.8%	56,286	20.5%
Add: Capitalized interest included in cost
of home sales	27,071	8.5%	18,776	7.8%	24,465	8.9%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$91,116	28.7%	$64,252	26.6%	$80,751	29.4%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012
	(Dollars in thousands)

Cash flows used in operations	$(72,418)	$(78,464)	$(56,600)
Add: Land purchases (excl. seller financing and JV purchases)	101,363	74,736	96,584
Add: Land development costs	39,422	31,673	34,514
Cash inflows from operations (excluding land purchases and development costs)	$68,367	$27,945	$74,498

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2012	September 30, 2011	June 30, 2012	2012	2011
	(Dollars in thousands)

Net income (loss)	$21,710	$(6,434)	$14,263	$59,829	$(53,607)
Provision (benefit) for income taxes	194	150	189	89	(765)
Homebuilding interest amortized to cost of sales and interest expense	28,747	23,103	26,082	102,550	90,539
Homebuilding depreciation and amortization	590	687	575	2,386	2,512
Amortization of stock-based compensation	1,559	2,635	1,885	7,663	11,344
EBITDA	52,800	20,141	42,994	172,517	50,023
Add:
Cash distributions of income from unconsolidated joint ventures	1,125	―	160	1,285	20
Impairment charges and deposit write-offs	―	8,959	―	549	16,836
Loss on early extinguishment of debt	―	―	―	―	23,839
Less:
Income (loss) from unconsolidated joint ventures	(39)	(455)	(1,146)	(1,409)	(1,066)
Income (loss) from financial services subsidiary	2,441	1,205	2,490	7,850	(154)
Adjusted Homebuilding EBITDA	$51,523	$28,350	$41,810	$167,910	$91,938
Homebuilding revenues	$318,541	$241,793	$274,872	$1,110,271	$802,261
Adjusted Homebuilding EBITDA Margin %	16.2%	11.7%	15.2%	15.1%	11.5%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2012	September 30, 2011	June 30, 2012	2012	2011
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(72,418)	$(78,464)	$(56,600)	$(183,172)	$(363,040)
Add:
Provision (benefit) for income taxes	194	150	189	89	(765)
Homebuilding interest amortized to cost of sales and interest expense	28,747	23,103	26,082	102,550	90,539
Less:
Income (loss) from financial services subsidiary	2,441	1,205	2,490	7,850	(154)
Depreciation and amortization from financial services subsidiary	32	17	28	94	937
(Gain) loss on disposal of property and equipment	12	184	3	10	182
Net changes in operating assets and liabilities:
Trade and other receivables	4,681	816	471	5,192	4,785
Mortgage loans held for sale	18,119	14,967	4,430	37,940	13,418
Inventories-owned	70,645	67,719	70,986	206,502	290,063
Inventories-not owned	7,191	4,859	872	12,758	21,450
Other assets	(999)	2,341	1,105	(7,447)	(2,337)
Accounts payable and accrued liabilities	(2,152)	(5,735)	(3,204)	1,452	38,790
Adjusted Homebuilding EBITDA	$51,523	$28,350	$41,810	$167,910	$91,938

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
	(Dollars in thousands)

Total consolidated debt	$1,652,111	$1,364,109	$1,371,756	$1,376,252
Less:
Financial services indebtedness	(71,035)	(44,427)	(46,808)	(52,528)
Homebuilding cash	(499,572)	(317,242)	(438,157)	(451,192)
Adjusted net homebuilding debt	1,081,504	1,002,440	886,791	872,532
Stockholders' equity	760,017	656,624	623,754	604,931
Total adjusted book capitalization	$1,841,521	$1,659,064	$1,510,545	$1,477,463
Total consolidated debt to book capitalization	68.5%	67.5%	68.7%	69.5%
Adjusted net homebuilding debt to total adjusted book capitalization	58.7%	60.4%	58.7%	59.1%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include common shares issuable upon conversion of our outstanding Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	September 30,	June 30,	December 31,
	2012	2012	2011

Actual common shares outstanding	215,576,688	199,933,447	198,563,273
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)	(3,919,904)
Pro forma common shares outstanding	359,469,570	343,826,329	342,456,155

Stockholders' equity (Dollars in thousands)	$760,017	$656,624	$623,754
Divided by pro forma common shares outstanding	÷ 359,469,570	÷ 343,826,329	÷ 342,456,155
Pro forma stockholders' equity per common share	$2.11	$1.91	$1.82